BINDING LETTER OF INTENT

This Binding Letter of Intent (this "**Binding LOI**") is entered as of January 21, 2026 (the "**Effective Date**") by and among:

Ozop Energy Solutions Inc. a Nevada corporation having its principal place of business at 55 Ronald Reagan Blvd. Warwick, NY 10990 ("**Pubco**" or the "**Company**"); and

Holdco, a to be formed corporation ("**HOLDCO**"), which prior to Closing will own 100% of 14464664 Canada Inc. ("**Bluezone Beverages**") and 100% of 9466-5971 Quebec Inc. ("**Varon Spirits**"); and

Benjamin Varon Schubert; and Lior Srulovicz; and 7142366 Canada Inc.; and Stephen Robert Drysdale; and Ricky Mann; and Jordan Paul; and Thomas Grady (collectively, the "**Shareholders**").

(Pubco, HOLDCO, and Shareholders referred to herein collectively as the "Parties" or individually as a "Party"),

Subject to the terms set forth herein, Pubco desires to acquire from the Holders, and Holders desire to sell to Pubco, all of the issued and outstanding shares in HOLDCO (the "**Transaction**") under the following terms and conditions:

PREAMBLE

Whereas, prior to Closing, HOLDCO shall have 2,700 issued and outstanding common shares, no par value (the "**Holdco Common Shares**")

Whereas, the Shareholders shall, at the time of execution of the Definitive Agreements, be the sole lawful holders (the "**Holders**") of all the issued and outstanding common shares of HOLDCO representing 100% of the ownership in HOLDCO (the "**HOLDCO Shares**").

Whereas Pubco wishes to purchase from the Holders and the Holders wish to sell to Pubco, all of the HOLDCO Shares.

Whereas, in the event that HOLDCO is not formed or operational prior to execution of the Definitive Agreements, the Parties agree that the contemplated transaction shall proceed directly between Pubco and Bluezone Beverages and Varon Spirits, on substantially the same economic and structural terms, with such adjustments as may be necessary to give full effect to the intent of this Binding LOI.

Whereas, Pubco acknowledges that MBSK Marketing LLC ("**MBSK**") previously provided independent advisory and consulting services to Bluezone Beverages and Varon Spirits and that both Bluezone Beverages and Varon Spirits have agreed that MBSK shall receive 142 Series F Preferred Stock and 57 Series X Preferred Stock, which shall constitute full and final settlement of MBSK's service compensation and shall not form part of the consideration to the Holders;

Whereas, the Parties wish to record their mutual intent regarding the principal terms and conditions of the contemplated Transaction and to proceed in good faith toward the negotiation of definitive agreements (the "**Definitive Agreements**").

AGREEMENT

1. The Parties agree that Pubco shall purchase from the Holders all of the HOLDCO Shares for an aggregate amount of shares, the whole as set out in Section 4 below. The Parties further agree that the Transaction shall be structured in a tax efficient manner where such structure shall not affect the business terms of this Binding LOI.

2. The Parties agree to negotiate in good faith and enter into mutually agreeable Definitive Agreements and any other documents necessary to complete the proposed Transaction (the "**Closing**"), within 120 days of the date of the execution of this Binding LOI (the "**Closing Deadline**"), such Closing occurring upon the following conditions:

    a. The Closing shall be contingent upon:

        i. Pubco being current in all of its financial filings; and
        ii. HOLDCO, Bluezone Beverages and Varon Spirits having their financial statements audited as required by SEC and exchange regulations to consummate this transaction. In the event that financial statement audits of HOLDCO, Bluezone Beverages and Varon Spirits are not completed by the Closing Deadline, then the Closing Deadline shall be automatically extended until such time as the audit is completed.

    b. The Closing of the Transaction shall occur no later than the Closing Deadline, at the time of the execution of the Definitive Agreements or at such other date as is practicable and mutually agreed by Pubco and HOLDCO following the execution of the Definitive Agreements. In the event that the Parties do not enter into Definitive Agreements, then this Binding LOI shall serve as the definitive agreement.

3. The Parties further undertake that prior to the Closing, each of Pubco and HOLDCO shall have obtained all requisite consents and approvals including, without limitation, board of director approval and shareholder consent, as are necessary for the approval of the Transaction, and the execution of all related documents including, without limitation, the Definitive Agreements.

4. The Definitive Agreements shall incorporate the Parties' mutual understanding with respect to the terms of the Transaction, among other things, the following:

    a. Pubco, or one of its subsidiaries, shall acquire from the Holders the HOLDCO Shares, subject to satisfaction of all conditions precedent. The Holders shall deliver to Pubco the respective

certificates representing the Holders's respective HOLDCO Shares at Closing or at such other date as shall be specified by the Parties.

b. In consideration for the HOLDCO Shares, Pubco shall issue to the Holders, upon Closing, the following shares (the "**Payment Shares**"):

(i) Benjamin Varon Schubert shall receive:
  a. 1520 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below);
  b. 635 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

(ii) Lior Srulovicz shall receive:
  a. 599 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below);
  b. 250 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

(iii) 7142366 Canada Inc. shall receive:
  a. 22 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below).
  b. 9 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

(iv) Stephen Robert Drysdale shall receive:
  a. 46 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below).
  b. 19 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

(v) Ricky Mann shall receive:
  a. 37 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below).
  b. 14 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

(vi) Jordan Paul shall receive:
  a. 37 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below).
  b. 14 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

(vii) Thomas Grady shall receive:
  a. 6 shares of Series F Preferred Stock (as defined in Section 6 (b) herein below).
  b. 2 shares of Series X Preferred Stock (as defined in Section 6 (b) herein below);

c. Pubco shall deliver the Payment Shares to the Holders upon execution of the Definitive Agreements or at such other date as shall be specified by the Parties provided that all conditions precedent have been satisfied or waived;

d. Pubco and HOLDCO acknowledge that Pubco intends, on a best-efforts basis, to raise approximately USD 450,000 in interim financing within the period between signing of this Binding LOI and Closing (the "**Interim Financing**"). Any advances made by Pubco to HOLDCO prior to Closing shall be treated as unsecured bridge funding and shall not constitute part of the purchase consideration.

e. Following the Closing, Pubco shall use its best efforts to secure additional debt financing of approximately USD 600,000 over an eight (8) month period commencing after Closing (the "**Post-Closing Financing**"), to be deployed in monthly tranches of USD $75,000 for general working capital, inventory purchases, and to support HOLDCO's ongoing growth initiatives. The Post-Closing Financing shall be structured as operating debt or working-capital funding and shall not constitute part of the purchase consideration.

f. Separately, following Closing, Pubco shall use commercially reasonable efforts to establish a line of credit or comparable financing facility of no less than USD 1,500,000 to support inventory, working capital, and growth initiatives of HOLDCO. The facility shall be a corporate financing instrument of Pubco and shall not form part of the purchase consideration or otherwise be deemed consideration payable to the Holders.

g. As long as any Series F Preferred Stock are outstanding, Pubco shall not, without first obtaining a majority approval of all of the Series F Preferred Stock holders, a majority being 51%:

(i) Alter or change the rights, preferences or privileges of the Series F Preferred Stock, or grant, issue, alter or change the rights, preferences or privileges of any other capital stock or securities of HOLDCO or Pubco so as to affect the Series F Preferred Stock;
(ii) Issue any additional shares of Series F Preferred Stock;
(iii) Increase the authorized number of shares of Series F Preferred Stock;
(iv) Issue any securities senior or pari passu to Series F Preferred Stock except as set forth in this Binding LOI;
(v) sell all or substantially all of Pubco's assets outside the ordinary course of business;
(vi) declare bankruptcy or file for a reorganization or recapitalization of Pubco or similar filing;
(vii) Amend or repeal any provision of Pubco's articles of incorporation, certificate of designation, or bylaws;
(viii) Voluntarily delist Pubco's securities from any securities exchange, or apply to list its securities on a new exchange, without the prior approval of the Series F holders.
(ix) sell, transfer, assign, or otherwise dispose of any equity interest in HOLDCO, or any material assets of HOLDCO.

(x) agree to apply or subject HOLDCO's assets or equity to the satisfaction of any judgment, settlement, or litigation obligation of Pubco or any of its affiliates

h. HOLDCO shall issue 3 super voting shares (the "**SV Shares**") with one share issued to each of Benjamin Varon Schubert, Lior Srulovicz and Pubco. The following list of actions of HOLDCO will require unanimous SV Share approval:

(i) a change to the board of directors;
(ii) a change of the CEO;
(iii) any distribution, dividend, or other transfer of cash or cash equivalents out of HOLDCO to shareholders, affiliates, or related parties, other than (a) payments made in the ordinary course of business, and (b) salaries, wages, benefits, bonuses, and other compensation approved by the CEO of HOLDCO, the entirety of which shall be deemed ordinary course of business;
(iv) a change in the bylaws;
(v) a change of share structure except as provided for in (xi);
(vi) a sale of HOLDCO;
(vii) a material change of business activities;
(viii) a creation of a sister company;
(ix) filing a petition for bankruptcy;
(x) a sale or transfer of HOLDCO's assets outside the normal course of business;
(xi) issuance of shares, debt or derivative securities except for stock options in HOLDCO that Benjamin Varon Schubert, in his sole discretion as Chief Executive Officer, may authorize and issue in HOLDCO, in the aggregate, up to ten percent (10%) of HOLDCO's fully diluted equity, provided that any options that expire, terminate, or are forfeited may be re-issued without the need for further SV Share approval.

i. Benjamin Varon Schubert shall be the sole director and Chief Executive Officer of HOLDCO.

5. The obligation of HOLDCO and the Holders to consummate the Transaction shall be subject to the satisfaction (or waiver by HOLDCO and the Holders) of the following conditions precedent:

a. **Accuracy of Representations.** The representations and warranties of Pubco shall be true and correct in all material respects as of the Closing.

b. **Compliance with Covenants.** Pubco shall have performed and complied in all material respects with all covenants and agreements required by this Binding LOI to be performed prior to or at the Closing.

c. **Regulatory Approvals.** All necessary consents, approvals, and authorizations of any Governmental Authority shall have been obtained.

d. **No Material Adverse Effect.** Since the Effective Date, there shall not have occurred any Material Adverse Effect with respect to Pubco. **"Material Adverse Effect"** means any event, change,

circumstance, occurrence, effect, development, or state of facts that, individually or in the aggregate, is materially adverse to the ability of Pubco to consummate the Transaction on the terms set forth herein; provided, however, that none of the following shall constitute a Material Adverse Effect: (a) changes in general economic conditions, (b) changes affecting the industries in which Pubco operates generally, or (c) changes in securities markets generally.

e. **Corporate Action.** Pubco shall have taken all necessary corporate action to authorize and approve the issuance of the Payment Shares and the Series F Preferred Stock designation and Series X preferred Stock designation.

f. **Legal Proceedings.** No injunction or other legal restraint preventing the consummation of the Transaction shall be in effect.

6. Pubco represents and warrants the following:

   a. Other than for the authorized and issued shares of Preferred Stock as stated in Pubco's financial filings, Pubco has no other authorized or issued classes or series of shares other than the following:
      i. Common Stock, of which 12,694,325,835 shares were issued and outstanding as of the date of this Binding LOI;

   b. Pubco agrees that, prior to Closing, it will take all necessary corporate actions to effect the following:

      i. Designation of a Series F Preferred Stock bearing the preferences as set forth in **Exhibit A** attached hereto ("**Series F**"), of which a total of 2,409 shares shall be issued and outstanding at Closing.
      ii. Designation of a Series X Preferred Stock bearing the preferences as set forth in **Exhibit D** attached hereto ("**Series X**"), of which a total of 1,000 shares shall be issued and outstanding at Closing.
      iii. Amendment to the Series C Preferred Stock as set forth in **Exhibit B** attached hereto ("**Series C**"), of which a total of 2500 shares are issued and outstanding at Closing.
      iv. Amendment to the Series D Preferred Stock as set forth in **Exhibit C** attached hereto ("**Series D**"), of which a total of 1334 shares are issued and outstanding at Closing.

   c. Pubco further warrants that other than the designation of Series F and Series X, envisaged in this herein Section 6, no other series or classes of shares shall be created or designated and no amendments shall be made to any of the rights and preferences of any classes or series of shares existing at the time of execution of this Binding LOI unless agreed to in writing by the SV Shares shareholders.

   d. It has the necessary consent, legal authority and power to enter into this Binding LOI and, shall at the time of execution of the Definitive Agreements have all necessary power to enter into same.

e. Each of Exhibits A, B, C and D representing the respective designations of the series of Preferred Stock pursuant to this Section 6, shall be finalized and filed by Pubco with the Secretary of State, in connection with, or promptly following the execution of the Definitive Agreements, or as otherwise mutually agreed by the Parties.

f. There is no action, suit, claim, arbitration, investigation, or other proceeding pending or, to Pubco's knowledge, threatened against Pubco that would reasonably be expected to have a Material Adverse Effect or impair Pubco's ability to consummate the Transaction.

g. The Payment Shares, when issued, shall be duly authorized, validly issued, fully paid, and nonassessable, and shall be free of restrictions on transfer other than those arising under applicable securities laws.

h. Since the date of the most recent balance sheet included in its public filings, Pubco has not experienced any event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

7. HOLDCO represents and warrants the following:

a. HOLDCO shall have no other authorized or issued classes or series of shares other than 2700 authorized Common Stock, of which 2700 shares shall be issued and outstanding upon its formation.

b. No changes to the share capital of HOLDCO shall be made prior to Closing, except as expressly contemplated by this Binding LOI and the consummation of the contemplated Transaction

c. It has the necessary consent, legal authority and power to enter into this Binding LOI and shall at the time of execution of the Definitive Agreements have all necessary power to enter into same.

d. HOLDCO and/or each of the Holders shall not intentionally take any action that may adversely affect the financial performance, financial situation of HOLDCO, and/or consummation of the Transaction contemplated herein;

e. From the execution of this Binding LOI and until the execution of the Definitive Agreements, and as long as no breach has occurred pursuant to Section 8 herein below, the Holders shall not, without prior written consent of Pubco (which shall not be unreasonably withheld), do any of the following other than in the ordinary course of business:

i. sell, transfer, assign, offer, pledge, contract to sell, sell any option or contract to purchase, grant any option or right to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any of the assets of HOLDCO outside the normal scope of business and/or any portion of the HOLDCO Shares;

ii. enter into any swap or other arrangement that transfers or assigns to another person or entity, in whole or in part, any of the economic benefits, obligations or other consequences of any nature of ownership of any portion of the HOLDCO Shares;

8. The Parties acknowledge that the following shall be deemed a material breach of this Binding LOI:

a. A breach by any of HOLDCO and/or the Holders of any of their respective obligations under any of Sections 3, 4(a) and/or 7 and/or any subsections therein ("**Sections**"), shall result in irreparable damage to Pubco. In the event of any such breach, Pubco shall be entitled to:

i. A reimbursement of any amounts advanced or paid by Pubco to HOLDCO as interim financing or bridge funding pursuant to this Binding LOI, together with accrued interest thereon (if applicable); and
ii. A reimbursement of any and all fees incurred by Pubco pursuant to Section 16 herein below.

b. If any of the Parties make an assignment for the benefit of creditors or commence proceedings for its dissolution; apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable.

9. **Pubco Indemnification.**

a. Pubco shall indemnify, defend, and hold harmless HOLDCO and the Holders and each of their respective officers, directors, employees, agents, successors, and assigns (collectively, the "**Indemnified Parties**") from and against any and all losses, damages, liabilities, claims, costs, and expenses (including reasonable attorneys' fees and expenses) (collectively, "**Losses**") incurred by any Indemnified Party arising out of, resulting from, or relating to:

i. any inaccuracy in or breach of any representation or warranty made by Pubco in this Binding LOI or any Definitive Agreement;
ii. any breach of, or failure to perform, any covenant or obligation of Pubco under this Binding LOI or any Definitive Agreement;
iii. any acts of fraud, gross negligence, or willful misconduct by Pubco;
iv. any liability or obligation of Pubco arising prior to the Closing other than those expressly assumed by HOLDCO under the Definitive Agreements;
v. any post-Closing act, omission, transaction, or arrangement by Pubco, its Affiliates, officers, directors, or shareholders that materially diminishes, impairs, or adversely affects (i) the value, rights, preferences, or privileges of the Series F Preferred Stock and Series X Preferred Stock, or (ii) the governance or operational alignment of Pubco with respect to HOLDCO; and

vi. any violation of applicable securities laws, stock exchange rules, or other regulatory requirements by Pubco, its Affiliates, officers, directors, employees, or shareholders after the Closing, provided that such violation was not caused by, or the result of any act or omission of, HOLDCO or the Holders and to the extent such violation has a material adverse effect on the Indemnified Parties.

b. **Survival of Representations and Warranties**. All representations, warranties, covenants, and agreements of Pubco contained in this Binding LOI and any Definitive Agreements shall survive the Closing and remain in full force and effect, regardless of any investigation made by or on behalf of HOLDCO or any other Indemnified Party, and shall not be extinguished or merged by the Closing. For the avoidance of doubt, the survival of the fundamental representations (including organization and good standing, due authorization, capitalization, ownership of shares, tax matters, and fraud or intentional misrepresentation) shall be indefinite, and all other representations, warranties, covenants, and agreements shall survive for a period of twenty-four (24) months following the Closing, provided that any claim asserted in writing prior to the expiration of such period shall continue until finally resolved.

c. **Indemnification Procedures.** Any Indemnified Party seeking indemnification pursuant to this Section shall promptly notify Pubco in writing of any claim, demand, or action giving rise to indemnification hereunder, specifying in reasonable detail the nature of the claim and, if known, the amount or estimated amount of the losses. The failure to so notify shall not relieve Pubco of its obligations under this Section except to the extent Pubco is materially prejudiced thereby.

d. **Remedies.** The indemnification rights of the Indemnified Parties under this Section are in addition to, and not in limitation of, any other rights or remedies available under law or equity.

10. Termination.

a. HOLDCO shall have the right to immediately terminate this Binding LOI upon written notice to Pubco if:

i. Pubco breaches any representation, warranty, or covenant contained in this Binding LOI and fails to cure such breach within ten (10) Business Days following written notice thereof;

ii. Pubco fails to consummate the Closing by the Closing Deadline, other than as a result of HOLDCO's material breach;

iii. Pubco fails to use commercially reasonable efforts to arrange or advance the interim financing contemplated under Section 4(d) as unsecured bridge funding within the timelines therein, or otherwise acts in bad faith with respect to its stated funding efforts under this Binding LOI;

iv. Pubco breaches any of Sections 2(a)(i), 3, 4(b)-(g), 6(b)-(h), 9, 14, 16, or 17

b. Either Party shall have the right to immediately terminate this Binding LOI if the other Party is in breach of Section 8(b) of this Binding LOI.

c. Upon termination of this Binding LOI pursuant to this Section, this Binding LOI shall be of no further force or effect, except that Sections 9 and 11 through 20 (inclusive) shall survive such termination.

11. Other than what appears in the public domain, the Parties understand and agree that this Binding LOI, the terms of the Transaction and the negotiations thereof and any other information relating to the contemplated transactions herein, are confidential and shall not be disclosed to any third party, without the express written consent of the Parties.

12. This Binding LOI may not be amended, modified, or waived except by a written instrument signed by all Parties.

13. Each Party shall execute and deliver such further documents and take such further actions as may be reasonably necessary to carry out the intent and purposes of this Binding LOI.

14. This Binding LOI and the rights and obligations hereunder shall not be assigned by any Party without the prior written consent of the other Parties.

15. If any provision is held invalid, the remaining provisions remain in full force, and the Parties will replace the invalid provision with one that most closely reflects the Parties' original intent.

16. The Parties agree that Pubco shall bear the cost of all required fees associated with the contemplated Transaction, including but not limited to legal and auditing fees, regardless of whether or not the contemplated transactions herein is consummated. In the event Pubco breaches this Binding LOI and HOLDCO incurs costs or expenses as a result, HOLDCO shall be entitled to seek reimbursement of such costs and expenses from Pubco, in addition to any other damages or remedies available at law or in equity.

17. This Binding LOI shall be governed by and construed in accordance with the substantive laws of the State of Nevada, without regard to conflict-of-laws rules. Any dispute, controversy, or claim arising out of or relating to this Binding LOI, its performance, or its breach shall be finally settled by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules then in effect. The arbitration shall take place in New York, New York before a panel of three (3) arbitrators, unless the Parties otherwise agree in writing. The arbitral tribunal shall apply the substantive law of the State of Nevada in resolving all disputes. In the event the arbitral tribunal refuses or is unable to apply Nevada law as required herein, the arbitration shall instead be conducted in Las Vegas, Nevada under the substantive law of the State of Nevada. Judgment upon the award rendered by the arbitral tribunal may be entered in any court of competent jurisdiction. Notwithstanding this Section 17, either Party may bring an action in any court of competent jurisdiction (i) to obtain temporary, preliminary, or permanent injunctive or equitable relief to prevent or stop any actual or threatened breach of this Binding LOI, (ii) to pursue claims based on fraud, willful misconduct, or bad faith, or (iii) to enforce Pubco's indemnification

obligations under Section 9. In any such court proceeding, all rights and remedies under law and equity (including the right to a jury trial) shall be preserved.

18. The Parties acknowledge the binding nature of this Binding LOI and agree to be bound by the terms of this Binding LOI. This Binding LOI may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

19. This Binding LOI, together with the Exhibits hereto, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous negotiations, discussions, term sheets, letters of intent, agreements, arrangements, or understandings, whether written or oral, relating to such subject matter. No Party shall be bound by or liable for any statement, representation, promise, inducement, or agreement of any kind not expressly set forth herein.

20. The Parties acknowledge that this is a binding agreement with respect to the matters expressly set forth herein and that they shall in good faith negotiate, finalize, and execute the Definitive Agreements within four (4) months from the Effective Date (or such other period as may be mutually agreed in writing). The Parties may, by mutual written consent, extend the four-month period for such additional time as they deem appropriate.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties agree on the content of this Binding LOI and, as evidence thereof, have signed this Binding LOI on this 24 day of November 2025.

PUBCO:

OZOP ENERGY SOLUTIONS INC.

By:_____________________________
Name: Brian Conway
Title:

ACKNOWLEDGED AND AGREED SOLELY WITH RESPECT TO THE PARAGRAPH IN THE PREAMBLE REGARDING MBSK'S COMPENSATION:

MBSK MARKETING LLC

DocuSigned by:
By: Michael Basil
756E110C9E0A4B1...
Name: Michael Basil
Title: CEO

HOLDCO SHAREHOLDERS:

BENJAMIN VARON SCHUBERT

DocuSigned by:
By: Benjamin Varon Schubert
F32710F7900A449...
Benjamin Varon Schubert

LIOR SRULOVICZ

DocuSigned by:
By: _____________________________
D3C6D49896194E3...
Lior Srulovicz

7142366 CANADA INC.

DocuSigned by:

By: ______________________
D3C0D49090194E0...
Lior Srulovicz

STEPHEN ROBERT DRYSDALE

Signed by:

By: ______________________
B1065696E45B4A9...
Stephen Robert Drysdale

RICKY MANN

Signed by:

By: ______________________
B98898A76C0B441...
Ricky Mann

JORDAN PAUL

DocuSigned by:

By: ______________________
04F0E04974B34B1...
Jordan Paul

THOMAS GRADY

DocuSigned by:

By: ______________________
449F2ADBA2C1433...
Thomas Grady

EXHIBIT A

CERTIFICATE OF DESIGNATION
OF
OZOP ENERGY SOLUTIONS INC.
Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES F PREFERRED STOCK

I. DESIGNATION AND AMOUNT

There shall be a series of preferred stock designated as "Series F Convertible Preferred Stock", and the number of shares constituting such series shall be 2,409 par value $0.001. Such series is referred to herein as the "Series F Convertible Preferred Stock".

II. DIVIDENDS

The holders of the Series F Convertible Preferred Stock shall not be entitled to receive dividends.

III. CONVERSION

(a) **Conversion**. Each share of Series F Convertible Preferred Stock shall be convertible, at the option of the holder, into a number of fully paid and nonassessable shares of common stock of the Company equal to the product of (i) the number of Series F Convertible Preferred Stock shares being converted, divided by the total number of authorized Series F Convertible Preferred Stock shares (2,409), multiplied by (ii) 1.5x the total number of issued and outstanding shares of common stock of Pubco as of the Conversion Date. For the avoidance of doubt, the holders of all 2,409 Series F Convertible Preferred Stock shares, if converted in full, shall be entitled in the aggregate to receive a number of shares of common stock equal to 1.5x the total issued and outstanding shares of common stock of the Company as of the applicable Conversion Date.

(b) **Mechanics of Conversion**. To convert the Series F Convertible Preferred Stock, a holder shall: (i) email, fax (or otherwise deliver by other means resulting in notice) a copy of a fully executed notice of conversion in the form provided by the Company and (ii) within three (3) business days surrender or cause to be surrendered to the Company the certificates representing the Series F Convertible Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and the original executed version of a notice of conversion. The date of the Company's receipt of the notice of conversion shall be the "Conversion Date".

(c) **Conversion Disputes**. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of common stock as are not disputed in accordance with the other provisions of this Article III. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm, acceptable to holder, via facsimile

within two (2) business days of receipt of the notice of conversion. The accounting firm shall audit the calculations and notify the Company and the holder of the results no later than two (2) business days from the date it receives the disputed calculations.

The accounting firm's calculation shall be deemed conclusive, absent manifest or mathematical error. The Company shall then issue the appropriate number of shares of common stock in accordance with this Article III. The reasonable costs of the accounting firm shall be borne by the Company. If the Company fails to deliver any required shares within the required delivery period, the holder shall be entitled to damages equal to the fair market value of such shares, measured at the highest closing price of the common stock on the principal securities exchange on which the Company's shares are listed during the period of delay, together with interest at a rate equal to the U.S. Prime Rate plus two percent (2%) per annum, and in no event less than ten percent (10%) per annum, compounded annually, until delivery.

(d) **Timing of Conversion**. No later than the third business day following the Conversion Date (the "Delivery Period"), provided that the Company has received prior to such date the Preferred Stock Certificates, the Company shall deliver to the holder (or at its direction, via electronic book-entry through DTC or another nationally recognized clearing system) (x) that number of shares of common stock issuable upon conversion of the number of Series F Convertible Preferred Stock being converted and (y) a certificate representing the number of Series F Convertible Preferred Stock not being converted, if any. The person or persons entitled to receive shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued at such time, unless the notice of conversion is revoked as provided in Section III(e). The Delivery Period shall be extended until the business day following the date of delivery to the Company of the Preferred Stock Certificates to be converted. Notwithstanding the foregoing, delivery of physical Preferred Stock Certificates shall not be a condition precedent to conversion; in lieu thereof, the holder may provide an affidavit of loss, indemnity undertaking, or certification of ownership, which the Company shall accept as sufficient.

(e) **Revocation of notice of conversion**. In addition to any other remedies which may be available to the holder, in the event the Company fails for any reason to effect delivery to the holder of certificates representing the shares of common stock receivable upon conversion of the Series F Convertible Preferred Stock by the business day following the expiration of the Delivery Period, the holder may revoke the notice of conversion by delivering a notice to such effect to the Company. Upon receipt by the Company of such a revocation notice, the Company shall immediately return the subject Preferred Stock Certificates and other conversion documents, if any, delivered by holder, to the holder, and the Company and the holder shall each be restored to their respective positions held immediately prior to delivery of the notice of conversion. Any such revocation shall not prejudice or limit the holder's right to recover damages, including, without limitation, damages equal to the fair market value of such shares measured at the highest closing price of the common stock on the principal securities exchange during the period of delay, together with interest at a rate equal to the U.S. Prime Rate plus two percent (2%) per annum, and in no event less than ten percent (10%) per annum, compounded annually, or any other remedies arising from the Company's failure to timely deliver the shares as required herein

(f) **Stamp, Documentary and Other Similar Taxes**. The Company shall pay all stamp, documentary,

issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of common stock pursuant to conversion of the Series F Convertible Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of common stock to any person other than the registered holder of the Series F Convertible Preferred Stock. All shares delivered upon conversion shall be issued free and clear of any such taxes, fees, or charges, and the Company shall bear all related expenses (including without limitation any fees of DTC or the Company's transfer agent)

(g) **No Fractional Shares**. No fractional shares of common stock are to be issued upon the conversion of Series F Convertible Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Closing Bid Price on the Conversion Date of a share of common stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of common stock shall be rounded up to the next whole number.

(h) **Electronic Transmission**. In lieu of delivering physical certificates representing the common stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "FAST Program"), upon request of a holder who shall have previously instructed such holder's prime broker to confirm such request to the Company's transfer agent and upon the holder's compliance with Section III(b), the Company shall cause its transfer agent to electronically transmit the common stock issuable upon conversion to the holder by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, such shares to be delivered free of any restrictive legend (other than as expressly required by applicable law) and otherwise fully DWAC-eligible. Subject to the foregoing, the Company shall maintain the eligibility of its common stock for the FAST Program.

(i) **Uplist**. Upon the Company filing an application to obtain a listing ("Listing") of its shares of common stock on the NASDAQ or similar national US exchange ("Exchange"):

i. all of the remaining outstanding shares of the Series F Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company, after which,
ii. all of the remaining outstanding Series D Convertible Preferred Stock Purchase Warrants shall immediately be exercised into Series D Convertible Preferred Stock; after which
iii. all of the remaining outstanding shares of the Series D Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company; after which,
iv. all of the remaining outstanding shares of the Series X Convertible Preferred Stock shall immediately be converted into shares of common stock of HOLDCO, after which,
v. all of the Series C Preferred Stock shall immediately be returned to treasury for cancellation.

The above stock actions shall occur in the order so described above, and all such actions (i) through (v) shall be fully completed no later than five (5) Business Days following the initial conversion of the Series F Convertible Preferred Stock described in clause (i). The holders of all series of preferred stock are signatories to this Agreement and as such agree to be bound by this section of this Exhibit in the Agreement. In the event that the Listing is not consummated for any reason, all conversions and stock actions described in this Section shall be deemed null and void ab initio, and all securities shall automatically revert to their prior form and status

without further action by any party. In any event upon the Company reaching quarterly sales of a minimum of US$12.5M the Company shall immediately commence the necessary steps to seek the Listing and use its best efforts to complete the Listing within a 6 month period.

IV. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

Subject to the provisions of this Article IV, the Company shall at all times reserve, maintain, and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Series F Convertible Preferred Stock a sufficient number of shares of common stock to provide for the conversion of all outstanding Series F Convertible Preferred Stock upon issuance of shares of common stock (the "Reserved Amount"). If the Reserved Amount for any ten (10) consecutive trading days (the last of such ten (10) trading days being the "Authorization Trigger Date") is less than one hundred percent (100%) of the number of shares of common stock issuable on such trading days upon conversion of the outstanding Series F Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof) then the Company shall immediately take all necessary action (including, but not limited to, corporate actions, stockholder approval to authorize the issuance of additional shares of common stock, and calling and holding a special meeting of shareholders within thirty (30) days, if required by law) to increase the Reserved Amount to a sufficient number of shares of common stock to provide for the conversion of all outstanding Series F Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof).

V. FAILURE TO CONVERT

If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of common stock to which such holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of common stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall be obligated pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, liquidated damages, an amount equal to 1% of the Face Amount of the Series F Convertible Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series F Convertible Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. The Parties acknowledge and agree that such liquidated damages are intended to compensate the holders for the actual damages likely to result from a Conversion Default, including without limitation loss of market opportunity and time-sensitive trading value, and are not intended as a penalty

"**Cure Date**" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Series F Convertible Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue common stock in satisfaction of all conversions of Series F Convertible Preferred Stock in accordance with the terms of this Certificate of Designation and thereafter fully performs such obligations. The Company shall promptly provide each holder with written notice of the occurrence of a

Conversion Default with respect to any of the other holders. The rights and remedies provided in this Section V shall be in addition to, and not in limitation of, any other rights or remedies available to the holders at law, in equity, or under this Certificate of Designation.

"Face Amount" means, with respect to any shares of Series F (or Series D, as applicable) being converted, the aggregate fair market value of the common stock that such shares of Series F (or Series D) are entitled to receive upon conversion, calculated based on the highest closing price of the Company's common stock on its principal trading market during the thirty (30) consecutive trading days immediately preceding the Conversion Date.

VI. <u>REDEMPTION</u>.
The Series F Convertible Preferred Stock may not be redeemed.

VII. <u>RANK</u>
All shares of the Series F Convertible Preferred Stock shall rank:

(i) prior to the common stock;

(ii) prior to any class or series of capital stock of the Company now outstanding or hereafter created (unless, with the consent of a majority of the holders obtained in accordance with Article IX hereof, such hereafter created class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series F Convertible Preferred Stock) (collectively, with the common stock, "Junior Securities"); and

(iii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of a majority of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series F Convertible Preferred Stock (the "*pari passu* Securities").

For the avoidance of doubt, the ranking of the Series F Convertible Preferred Stock under this Section VII shall not, by itself, be deemed to confer any liquidation preference beyond the participation rights expressly set forth in Section IX and Section III of this Certificate of Designation.

VIII. <u>VOTING RIGHTS</u>.
Subject to Section X below, no holder of the Series F Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as expressly required under Nevada law or as set forth in Section X of this Certificate of Designation. Notwithstanding the foregoing, the holders of Series F Convertible Preferred Stock, voting as a separate class, shall have the exclusive right to approve or withhold approval of any action specified in Section X, and such rights shall not be amended, modified, or eliminated without the prior written consent of the holders of a majority of the outstanding Series F Convertible Preferred Stock.

IX. <u>LIQUIDATION RIGHTS AND PREFERENCE</u>.

The Series F Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Corporation and pari passu to the Series C Preferred Stock, now or hereafter outstanding.

(a) In the event of any dissolution, liquidation or winding up of the Corporation (a "**Liquidation**"), whether voluntary or involuntary, the holders of Series F Preferred Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock, and any other Series of Preferred Stock bearing liquidation rights.
(b) A sale of all or substantially all of the Corporation's assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a "**Change in Control Event**"), shall not be deemed to be a Liquidation for purposes of this Designation.

X. PROTECTION PROVISIONS.

So long as any Series F Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of a majority of the holders:

(i) Alter or change the rights, preferences or privileges of the Series F Preferred Stock, or alter or change the rights, preferences or privileges of any other capital stock of the Company so as to affect adversely the Series F Preferred Stock;
(ii) Issue any additional shares of Series F Preferred Stock;
(iii) Increase the authorized number of shares of Series F Preferred Stock;
(iv) Issue any securities senior or pari passu to Series F Preferred Stock except as set forth in this Binding LOI;
(v) sell all or substantially all of Pubco's assets outside the ordinary course of business;
(vi) declare bankruptcy or file for a reorganization or recapitalization of Pubco or similar filing;
(vii) Grant any class or series of equity securities, existing or new, (or to any shareholders of Pubco) rights, preferences, privileges, or terms more favorable than those applicable to the Series F Preferred Stock, including but not limited to conversion terms, liquidation preferences, voting rights, redemption rights, or dividend rights, if such rights would reasonably be expected to diminish or otherwise adversely affect the value of the Series F Preferred Stock, even if such actions would not constitute a technical alteration of the Series F designation;
(viii) Amend or repeal any provision of Pubco's articles of incorporation, certificate of designation, or bylaws;
(ix) Voluntarily delist Pubco's securities from any securities exchange, or apply to list its securities on a new exchange, without the prior approval of the Series F holders.
(x) sell, transfer, assign, or otherwise dispose of any equity interest in HOLDCO, or any material assets of HOLDCO.
(xi) agree to apply or subject HOLDCO's assets or equity to the satisfaction of any judgment, settlement, or litigation obligation of Pubco or any of its affiliates

XI. FAILURE OR INDULGENCE NOT WAIVER.

No failure or delay on the part of any holder of Series F Preferred Stock in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other right, power, or privilege.

XII. MISCELLANEOUS.

A. Lost or Stolen Certificates. Upon receipt by the Company of (x) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series F Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new Series F Convertible Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series F Convertible Preferred Stock.

B. Statements of Available Shares. Upon request, the Company shall deliver to the holder a written report notifying the holder of any occurrence which prohibits the Company from issuing common stock upon any such conversion. The report shall also specify (i) the total number of shares of common stock which are reserved for issuance upon conversion of the Series F Convertible Preferred Stock as of the date of the request, and (ii) the total number of shares of common stock which may thereafter be issued by the Company upon conversion of the Series F Convertible Preferred Stock before the Company would exceed the Reserved Amount. The Company shall, within five (5) days after delivery to the Company of a written request by any holder, provide all of the information enumerated in clauses (i) – (ii) of this Section XI(B) and, at the request of a holder, make public disclosure thereof.

C. Holder Protections. The Company acknowledges and agrees that failure to comply with its obligations under this Section XII shall constitute a material breach of this Certificate of Designation. In addition to any other remedies available, holders shall be entitled to seek specific performance and injunctive relief (without posting bond) to compel compliance.

EXHIBIT B

AMENDMENT TO CERTIFICATE OF DESIGNATION

OF

OZOP SURGICAL CORP.
Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES C PREFERRED STOCK

I. DESIGNATION; RANK.
There shall be a series of preferred stock designated as "Series C Preferred Stock", and the number of shares constituting such series shall be 50,000 par value $0.001. Such series is referred to herein as the "Series C Preferred Stock".

The Series C Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Corporation now or hereafter outstanding.

II. DIVIDENDS.
The holders of shares of Series C Preferred Stock have no dividend rights.

III. LIQUIDATION PREFERENCE.
(a) In the event of any dissolution, liquidation or winding up of the Corporation (a "Liquidation"), whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock, and any other Series of Preferred Stock bearing liquidation rights.
(b) A sale of all or substantially all of the Corporation's assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a "Change in Control Event"), shall not be deemed to be a Liquidation for purposes of this Designation.

IV. VOTING.
The holders of Series C Preferred Stock shall have the rights as described in this Section 4 or as required by law. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the holder thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to sixty-seven (67%) percent of the total vote. By way of illustration, if there are 10,000 shares of the Corporation's common stock issued and outstanding at the time of a shareholder vote, the holders of the Series C Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 20,300 shares, out of a total number of 30,300

shares voting. For the sake of clarity and in an abundance of caution, the total voting shares outstanding at the time of any and all shareholder votes (i.e., the total shares eligible to vote on any and all shareholder matters) shall be deemed to include (a) the total common shares outstanding, (b) the voting rights applicable to any outstanding shares of preferred stock, other than the Series C Preferred Stock, if any, and (c) the voting rights attributable to the Series C Preferred Stock, as described herein, whether such Series C Preferred Stock shares are voted or not.

V. NO PREEMPTIVE RIGHTS.

No holder of the Series C Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

VI. ADDITIONAL RIGHTS OF PREFERRED STOCK.

So long as any Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous approval of all of the holders of the Series C Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to adversely affect the Series C Preferred Stock; (c) create or designate any series or class of shares; (d) issue any shares of any series of preferred stock; (e) increase the authorized number of shares of Series C Preferred Stock; (f) amend, repeal or modify the bylaws; (g) sell or otherwise dispose of any of the assets of the Corporation not in the ordinary course of business; (h) incur debt not in the ordinary course of business; and (i) effect or undergo any change of control of the Corporation. So long as any Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the majority approval of all of the holders of the Series C Preferred Stock: (a) elect members to the Board of Directors.

VII. LOST OR STOLEN CERTIFICATES.

Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

VIII. FAILURE OR INDULGENCE NOT WAIVER.

No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IX. UPLIST

(a) Upon the Company filing an application to obtain a listing ("Listing") of its shares of common stock

on the NASDAQ or similar national US exchange ("Exchange"):

i. all of the remaining outstanding shares of the Series F Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company, after which,

ii. all of the remaining outstanding Series D Convertible Preferred Stock Purchase Warrants shall immediately be exercised into Series D Convertible Preferred Stock; after which;

iii. and all of the remaining outstanding shares of the Series D Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company; after which,

iv. all of the remaining outstanding shares of the Series X Convertible Preferred Stock shall immediately be converted into shares of common stock of HOLDCO, after which,

v. all of the Series C Preferred Stock shall immediately be returned to treasury for cancellation.

The above stock actions ("Stock Actions") shall occur in the order so described above, and all such actions (i) through (v) shall be fully completed no later than five (5) Business Days following the initial conversion of the Series F Convertible Preferred Stock described in clause (i). The holders of all series of preferred stock are signatories to this Agreement and as such agree to be bound by this section of this Exhibit in the Agreement. In the event that the Listing is not consummated for any reason, all conversions and stock actions described in this Section shall be deemed null and void ab initio, and all securities shall automatically revert to their prior form and status without further action by any party. In any event upon the Company reaching quarterly sales of a minimum of US$12.5M the Company shall immediately commence the necessary steps to seek the Listing and use its best efforts to complete the Listing within a 6 month period.

EXHIBIT C

AMENDED AND RESTATED DESIGNATION

OF

OZOP ENERGY SOLUTIONS, INC.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES D PREFERRED STOCK

I. DESIGNATION AND AMOUNT

There shall be a series of preferred stock designated as "Series D Convertible Preferred Stock", and the number of shares constituting such series shall be 4,570 par value $0.001. Such series is referred to herein as the "Series D Convertible Preferred Stock".

II. DIVIDENDS

The holders of the Series D Convertible Preferred Stock shall not be entitled to receive dividends.

III. CONVERSION

(a) Conversion. Any holder may, at any time convert any number of shares of Series D Convertible Preferred Stock held by such holder into a number of fully paid and nonassessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1.5 and dividing by the number of authorized shares of Series D Convertible Preferred Stock multiplied by the number of shares of Series D Convertible Preferred Stock being converted (Conversion Ratio").

(b) Mechanics of Conversion. To convert the Series D Convertible Preferred Stock, a holder shall: (i) email, fax (or otherwise deliver by other means resulting in notice) a copy of a fully executed notice of conversion in the form provided by the Company and (ii) within three (3) business days surrender or cause to be surrendered to the Company the certificates representing the Series D Convertible Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and the original executed version of a notice of conversion. The date of the Company's receipt of the notice of conversion shall be the "Conversion Date".

(c) Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of common stock as are not disputed in accordance with the other provisions of this Article III. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm, acceptable to holder, via facsimile within two (2) business days of receipt of the notice of conversion. The accounting firm shall audit the

calculations and notify the Company and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of common stock in accordance with this Article III.

(d) Timing of Conversion. No later than the third business day following the Conversion Date (the "Delivery Period"), provided that the Company has received prior to such date the Preferred Stock Certificates, the Company shall deliver to the holder (or at its direction) (x) that number of shares of common stock issuable upon conversion of the number of Series D Convertible Preferred Stock being converted and (y) a certificate representing the number of Series D Convertible Preferred Stock not being converted, if any. The person or persons entitled to receive shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued at such time, unless the notice of conversion is revoked as provided in Article III(e). The Delivery Period shall be extended until the business day following the date of delivery to the Company of the Preferred Stock Certificates to be converted.

(e) Revocation of notice of conversion. In addition to any other remedies which may be available to the holder, in the event the Company fails for any reason to effect delivery to the holder of certificates representing the shares of common stock receivable upon conversion of the Series D Convertible Preferred Stock by the business day following the expiration of the Delivery Period, the holder may revoke the notice of conversion by delivering a notice to such effect to the Company. Upon receipt by the Company of such a revocation notice, the Company shall immediately return the subject Preferred Stock Certificates and other conversion documents, if any, delivered by holder, to the holder, and the Company and the holder shall each be restored to their respective positions held immediately prior to delivery of the notice of conversion.

(f) Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of common stock pursuant to conversion of the Series D Convertible Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of common stock to any person other than the registered holder of the Series D Convertible Preferred Stock.

(g) No Fractional Shares. No fractional shares of common stock are to be issued upon the conversion of Series D Convertible Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Closing Bid Price on the Conversion Date of a share of common stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of common stock shall be rounded up to the next whole number.

(h) Electronic Transmission. In lieu of delivering physical certificates representing the common stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "FAST Program"), upon request of a holder who shall have previously instructed such holder's prime broker to confirm such request to the Company's transfer agent and upon the holder's compliance with Article III(b), the Company shall use its

commercially reasonable efforts to cause its transfer agent to electronically transmit the common stock issuable upon conversion to the holder by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. Subject to the foregoing, the Company will use its commercially reasonable efforts to maintain the eligibility of its common stock for the FAST Program.

(b) Upon the Company filing an application to obtain a listing ("Listing") of its shares of common stock on the NASDAQ or similar national US exchange ("Exchange"):

i. all of the remaining outstanding shares of the Series F Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company, after which,

ii. all of the remaining outstanding Series D Convertible Preferred Stock Purchase Warrants shall immediately be exercised into Series D Convertible Preferred Stock; after which

iii. and all of the remaining outstanding shares of the Series D Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company; after which,

iv. all of the remaining outstanding shares of the Series X Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company, after which,

v. all of the Series C Preferred Stock shall immediately be returned to treasury for cancellation.

The above stock actions ("Stock Actions") shall occur in the order so described above, and all such actions (i) through (v) shall be fully completed no later than five (5) Business Days following the initial conversion of the Series F Convertible Preferred Stock described in clause (i). The holders of all series of preferred stock are signatories to this Agreement and as such agree to be bound by this section of this Exhibit in the Agreement. In the event that the Listing is not consummated for any reason, all conversions and stock actions described in this Section shall be deemed null and void ab initio, and all securities shall automatically revert to their prior form and status without further action by any party. In any event upon the Company reaching quarterly sales of a minimum of US$12.5M the Company shall immediately commence the necessary steps to seek the Listing and use its best efforts to complete the Listing within a 6 month period.

IV. <u>FAILURE TO CONVERT</u>

If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of common stock to which such holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of common stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series D Convertible Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series D Convertible Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Series D Convertible Preferred Stock submitted for conversion and (ii) with respect to a

Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue common stock in satisfaction of all conversions of Series D Convertible Preferred Stock in accordance with the terms of this Certificate of Designation (provided that the Company thereafter so performs such obligations). The Company shall promptly provide each holder with notice of the occurrence of a Conversion Default with respect to any of the other holders.

V. <u>REDEMPTION</u>

The Series D Convertible Preferred Stock may not be redeemed.

VI. <u>RANK</u>

All shares of the Series D Convertible Preferred Stock shall rank (i) prior to the common stock; (ii) prior to any class or series of capital stock of the Company now outstanding or hereafter created (unless, with the unanimous consent of all of the holders obtained in accordance with Article IX hereof, such hereafter created class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Convertible Preferred Stock) (collectively, with the common stock, "Junior Securities"); and (iii) pari passu with any class or series of capital stock of the Company hereafter created (with the unanimous consent of all of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series D Convertible Preferred Stock (the "*pari passu* Securities").

VII. <u>VOTING RIGHTS</u>

Subject to Article IX below, no holder of the Series D Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action.

VIII. <u>LIQUIDATION RIGHTS</u>

The Series D Convertible Preferred Stock shall not bear any liquidation rights.

IX. <u>PROTECTION PROVISIONS</u>

So long as any Series D Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous approval of all of the holders: (a) alter or change the rights, preferences or privileges of the Series D Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series D Convertible Preferred Stock; (c) modify the authorized number of shares of Series D Convertible Preferred Stock; (d) Issue any shares of Series D Convertible Preferred Stock, except for shares previously reserved prior to the date of this amendment (e) create or designate any series or class of shares; (f) effect or undergo any change of control and/or delisting or uplisting of its Common Stock; (g) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Series D Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

X. <u>MISCELLANEOUS</u>

A. Lost or Stolen Certificates. Upon receipt by the Company of (x) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (y) in the case of loss, theft or destruction, of indemnity

reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series D Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new Series D Convertible Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series D Convertible Preferred Stock.

B. Statements of Available Shares. Upon request, the Company shall deliver to the holder a written report notifying the holder of any occurrence which prohibits the Company from issuing common stock upon any such conversion. The report shall also specify (i) the total number of shares of common stock which are reserved for issuance upon conversion of the Series D Convertible Preferred Stock as of the date of the request, and (ii) the total number of shares of common stock which may thereafter be issued by the Company upon conversion of the Series D Convertible Preferred Stock before the Company would exceed the Reserved Amount. The Company shall, within five (5) days after delivery to the Company of a written request by any holder, provide all of the information enumerated in clauses (i) – (ii) of this Article X(B) and, at the request of a holder, make public disclosure thereof.

EXHIBIT D

CERTIFICATE OF DESIGNATION
OF
OZOP ENERGY SOLUTIONS INC.
Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES X PREFERRED STOCK

I. DESIGNATION AND AMOUNT

There shall be a series of preferred stock designated as "Series X Convertible Preferred Stock", and the number of shares constituting such series shall be 1000 par value $0.001. Such series is referred to herein as the "Series X Convertible Preferred Stock".

II. DIVIDENDS

The holders of the Series X Convertible Preferred Stock shall not be entitled to receive dividends.

III. CONVERSION

Conversion. Each share of Series X Convertible Preferred Stock shall be convertible, at the option of the holder, into its pro rata portion of an aggregate fixed number of one thousand (1,000) fully paid and non-assessable common shares of HOLDCO.

a. **Mechanics of Conversion.** To convert the Series X Convertible Preferred Stock, a holder shall: (i) email, fax (or otherwise deliver by other means resulting in notice) a copy of a fully executed notice of conversion in the form provided by the Company and (ii) within three (3) business days surrender or cause to be surrendered to the Company the certificates representing the Series X Convertible Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and the original executed version of a notice of conversion. The date of the Company's receipt of the notice of conversion shall be the "Conversion Date".

b. **Conversion Disputes.** In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of common stock as are not disputed in accordance with the other provisions of this Article III. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm, acceptable to holder, via facsimile within two (2) business days of receipt of the notice of conversion. The accounting firm shall audit the calculations and notify the Company and the holder of the results no later than two (2) business days from the date it receives the disputed calculations.

The accounting firm's calculation shall be deemed conclusive, absent manifest or mathematical error. The Company shall then issue the appropriate number of shares of common stock in accordance with this Article III. The reasonable costs of the accounting firm shall be borne by the Company. If the Company fails to deliver any required shares within the required delivery period, the holder shall be entitled to damages equal to the fair market value of such shares, measured at the highest closing price of the common stock on the principal securities exchange on which the Company's shares are listed during the period of delay, together with interest at a rate equal to the U.S. Prime Rate plus two percent (2%) per annum, and in no event less than ten percent (10%) per annum, compounded annually, until delivery.

c. **Timing of Conversion.** No later than the third business day following the Conversion Date (the "Delivery Period"), provided that the Company has received prior to such date the Preferred Stock Certificates, the Company shall deliver to the holder (or at its direction, via electronic book-entry through DTC or another nationally recognized clearing system) (x) that number of shares of common stock issuable upon conversion of the number of Series X Convertible Preferred Stock being converted and (y) a certificate representing the number of Series X Convertible Preferred Stock not being converted, if any. The person or persons entitled to receive shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued at such time, unless the notice of conversion is revoked as provided in Section III(e). The Delivery Period shall be extended until the business day following the date of delivery to the Company of the Preferred Stock Certificates to be converted. Notwithstanding the foregoing, delivery of physical Preferred Stock Certificates shall not be a condition precedent to conversion; in lieu thereof, the holder may provide an affidavit of loss, indemnity undertaking, or certification of ownership, which the Company shall accept as sufficient.

d. **Revocation of notice of conversion.** In addition to any other remedies which may be available to the holder, in the event the Company fails for any reason to effect delivery to the holder of certificates representing the shares of common stock receivable upon conversion of the Series X Convertible Preferred Stock by the business day following the expiration of the Delivery Period, the holder may revoke the notice of conversion by delivering a notice to such effect to the Company. Upon receipt by the Company of such a revocation notice, the Company shall immediately return the subject Preferred Stock Certificates and other conversion documents, if any, delivered by holder, to the holder, and the Company and the holder shall each be restored to their respective positions held immediately prior to delivery of the notice of conversion. Any such revocation shall not prejudice or limit the holder's right to recover damages, including, without limitation, damages equal to the fair market value of such shares measured at the highest closing price of the common stock on the principal securities exchange during the period of delay, together with interest at a rate equal to the U.S. Prime Rate plus two percent (2%) per annum, and in no event less than ten percent (10%) per annum, compounded annually, or any other remedies arising from the Company's failure to timely deliver the shares as required herein.

e. **Stamp, Documentary and Other Similar Taxes**. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of common stock pursuant to conversion of the Series X Convertible Preferred Stock; provided

that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of common stock to any person other than the registered holder of the Series X Convertible Preferred Stock. All shares delivered upon conversion shall be issued free and clear of any such taxes, fees, or charges, and the Company shall bear all related expenses (including without limitation any fees of DTC or the Company's transfer agent)

f. **No Fractional Shares.** No fractional shares of common stock are to be issued upon the conversion of Series X Convertible Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Closing Bid Price on the Conversion Date of a share of common stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of common stock shall be rounded up to the next whole number.

g. **Electronic Transmission.** In lieu of delivering physical certificates representing the common stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "FAST Program"), upon request of a holder who shall have previously instructed such holder's prime broker to confirm such request to the Company's transfer agent and upon the holder's compliance with Section III(b), the Company shall cause its transfer agent to electronically transmit the common stock issuable upon conversion to the holder by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, such shares to be delivered free of any restrictive legend (other than as expressly required by applicable law) and otherwise fully DWAC-eligible. Subject to the foregoing, the Company shall maintain the eligibility of its common stock for the FAST Program.

h. **Uplist.** Upon the Company filing an application to obtain a listing ("Listing") of its shares of common stock on the NASDAQ or similar national US exchange ("Exchange"):
   i. all of the remaining outstanding shares of the Series F Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company, after which,
   ii. all of the remaining outstanding Series D Convertible Preferred Stock Purchase Warrants shall immediately be exercised into Series D Convertible Preferred Stock; after which
   iii. all of the remaining outstanding shares of the Series D Convertible Preferred Stock shall immediately be converted into shares of common stock of the Company; after which,
   iv. all of the remaining outstanding shares of the Series X Convertible Preferred Stock shall immediately be converted into shares of common stock of HOLDCO, after which,
   v. all of the Series C Preferred Stock shall immediately be returned to treasury for cancellation.

The above stock actions shall occur in the order so described above, and all such actions (i) through (v) shall be fully completed no later than five (5) Business Days following the initial conversion of the Series F Convertible Preferred Stock described in clause (i). The holders of all series of preferred stock are signatories to this Agreement and as such agree to be bound by this section of this Exhibit in the Agreement. In the event that the Listing is not consummated for any reason, all conversions and stock actions described in this Section shall be deemed null and void ab initio, and all securities shall

automatically revert to their prior form and status without further action by any party. In any event upon the Company reaching quarterly sales of a minimum of US$12.5M the Company shall immediately commence the necessary steps to seek the Listing and use its best efforts to complete the Listing within a 6 month period.

IV. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

Subject to the provisions of this Article IV, the Company shall at all times reserve, maintain, and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Series X Convertible Preferred Stock a sufficient number of shares of common stock to provide for the conversion of all outstanding Series X Convertible Preferred Stock upon issuance of shares of common stock (the "Reserved Amount"). If the Reserved Amount for any ten (10) consecutive trading days (the last of such ten (10) trading days being the "Authorization Trigger Date") is less than one hundred percent (100%) of the number of shares of common stock issuable on such trading days upon conversion of the outstanding Series X Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof) then the Company shall immediately take all necessary action (including, but not limited to, corporate actions, stockholder approval to authorize the issuance of additional shares of common stock, and calling and holding a special meeting of shareholders within thirty (30) days, if required by law) to increase the Reserved Amount to a sufficient number of shares of common stock to provide for the conversion of all outstanding Series X Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof).

V. FAILURE TO CONVERT

If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of common stock to which such holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of common stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall be obligated pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, liquidated damages, an amount equal to 1% of the Face Amount of the Series X Convertible Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series X Convertible Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. The Parties acknowledge and agree that such liquidated damages are intended to compensate the holders for the actual damages likely to result from a Conversion Default, including without limitation loss of market opportunity and time-sensitive trading value, and are not intended as a penalty

"**Cure Date**" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Series X Convertible Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue common stock in satisfaction of all conversions of Series X Convertible Preferred Stock in accordance with the terms of this Certificate of Designation and thereafter fully performs

such obligations. The Company shall promptly provide each holder with written notice of the occurrence of a Conversion Default with respect to any of the other holders. The rights and remedies provided in this Section V shall be in addition to, and not in limitation of, any other rights or remedies available to the holders at law, in equity, or under this Certificate of Designation.

"Face Amount" means, with respect to any shares of Series F (or Series D, as applicable) being converted, the aggregate fair market value of the common stock that such shares of Series F (or Series D) are entitled to receive upon conversion, calculated based on the highest closing price of the Company's common stock on its principal trading market during the thirty (30) consecutive trading days immediately preceding the Conversion Date.

VI. REDEMPTION

The Series X Convertible Preferred Stock may not be redeemed.

VII. RANK

All shares of the Series X Convertible Preferred Stock shall rank

i. prior to the common stock;

ii. prior to any class or series of capital stock of the Company now outstanding or hereafter created (unless, with the consent of a majority of the holders obtained in accordance with Article IX hereof, such hereafter created class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series X Convertible Preferred Stock) (collectively, with the common stock, "Junior Securities"); and

iii. pari passu with any class or series of capital stock of the Company hereafter created (with the consent of a majority of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series X Convertible Preferred Stock (the "*pari passu* Securities").

For the avoidance of doubt, the ranking of the Series X Convertible Preferred Stock under this Section VII shall not, by itself, be deemed to confer any liquidation preference beyond the participation rights expressly set forth in Section IX and Section III of this Certificate of Designation.

VIII. VOTING RIGHTS

Subject to Section X below, no holder of the Series X Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as expressly required under Nevada law or as set forth in Section X of this Certificate of Designation. Notwithstanding the foregoing, the holders of Series X Convertible Preferred Stock, voting as a separate class, shall have the exclusive right to approve or withhold approval of any action specified in Section X, and such rights shall not be amended, modified, or eliminated without the prior written consent of the holders of a majority of the outstanding Series F Convertible Preferred Stock.

IX. LIQUIDATION RIGHTS AND PREFERENCE

The Series X Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Corporation and pari passu to the Series C Preferred Stock, now or hereafter outstanding.

a. In the event of any dissolution, liquidation or winding up of the Corporation (a "Liquidation"), whether voluntary or involuntary, the holders of Series X Preferred Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock, and any other Series of Preferred Stock bearing liquidation rights.
b. A sale of all or substantially all of the Corporation's assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a "Change in Control Event"), shall not be deemed to be a Liquidation for purposes of this Designation.

X. FAILURE OR INDULGENCE NOT WAIVER

No failure or delay on the part of any holder of Series X Preferred Stock in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other right, power, or privilege.

XI. MISCELLANEOUS

a. **Lost or Stolen Certificates**. Upon receipt by the Company of (x) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series X Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new Series X Convertible Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series X Convertible Preferred Stock.

b. **Statements of Available Shares**. Upon request, the Company shall deliver to the holder a written report notifying the holder of any occurrence which prohibits the Company from issuing common stock upon any such conversion. The report shall also specify (i) the total number of shares of common stock which are reserved for issuance upon conversion of the Series X Convertible Preferred Stock as of the date of the request, and (ii) the total number of shares of common stock which may thereafter be issued by the Company upon conversion of the Series X Convertible Preferred Stock before the Company would exceed the Reserved Amount. The Company shall, within five (5) days after delivery to the Company of a written request by any holder, provide all of the information enumerated in clauses (i) – (ii) of this Section XI(B) and, at the request of a holder, make public disclosure thereof.

c. Holder Protections. The Company acknowledges and agrees that failure to comply with its obligations under this Section XI shall constitute a material breach of this Certificate of Designation. In addition to any other remedies available, holders shall be entitled to seek specific performance and injunctive relief (without posting bond) to compel compliance.